                                                                    EXHIBIT 4.3

                           MULTICURRENCY REVOLVING
                               CREDIT AGREEMENT

     This MULTICURRENCY REVOLVING CREDIT AGREEMENT is made as of March 31, 1995 among UNITED STATES FILTER CORPORATION, a Delaware corporation with chief executive office at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260 (the "Parent"), the foreign and domestic Subsidiaries of the Parent other than the Excluded Subsidiaries as herein defined (the Parent and such Subsidiaries herein referred to collectively as the "Borrowers" and, individually, as a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, FIRST INTERSTATE BANK OF CALIFORNIA ("First Interstate"), having its principal place of business at 707 Wilshire Boulevard, Los Angeles, California 90017 (such financial institutions and any financial institutions which become parties hereto in accordance with
(S)19 hereof are collectively referred to herein as the "Lenders" and individually as a "Lender") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lenders (the "Agent").

                                   RECITALS

     WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement, dated as of September 20, 1993 (as amended and in effect as of the date hereof, the "Original Credit Agreement"), among the Parent, certain Subsidiaries of the Parent and FNBB, FNBB has made loans and issued letters of credit to the Parent and certain of the Parent's Subsidiaries (the "Existing Loans and Letters of Credit");

     WHEREAS, that indebtedness owing from certain of the Parent's foreign Subsidiaries to the Agent's affiliate in Paris (the "Paris Affiliate"), France and guaranteed by the Parent shall be terminated as of the Effective Date (the "Existing Multicurrency Facility"); and

     WHEREAS, the Borrowers, the Lenders and the Agent desire to amend and restate the Original Credit Agreement to modify the terms and structure of the Existing Loans, to increase the amount which the Lenders are committed to lend to the Borrowers and to replace the Existing Multicurrency Facility, to modify certain financial covenants, and to join First Interstate Bank and certain Subsidiaries of the Parent as parties to this Agreement.

     NOW THEREFORE, subject to the satisfaction of the conditions set forth in
(S)10 hereof, the Borrowers, the Lenders and the Agent hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein.

     (S)1. DEFINITIONS. (a) The following terms shall have the meanings set
           -----------
forth in this (S)1 or elsewhere in the provisions of this Agreement referred to below:

     Accountants. See (S)7.4(a).
     -----------

     Agent. See Preamble.
     -----

     Agreement. This Multicurrency Revolving Credit Agreement, including the
     ---------
Exhibits and Schedules hereto, as amended from time to time.

     Applicable Laws. See (S)7.10.
     ---------------

     Assignment and Acceptance. See (S)19.1
     -------------------------

     Balance Sheet Date. March 31, 1994.
     ------------------

     Base Rate. The higher of (a) the rate per annum (rounded upward, if
     ---------
necessary, to the next higher 1/100 of 1%) equal to the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "Base Rate" or (b) one-half percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System as in effect from time to time.

     Borrowers. See Preamble.
     ---------

     Business Day. Any day on which commercial banking institutions in Boston,
     ------------
Massachusetts and in Los Angeles, California are open for the transaction of banking business.

     Capital Assets. Fixed assets, both tangible (such as land, buildings,
     --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Capital Expenditures. Amounts paid or indebtedness incurred by any Person
     --------------------
in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP (excluding any Capital Assets associated with a distinct revenue stream from a customer contract).

     certified. With respect to the financial statements of any Person, such
     ---------
statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

     CFO. See (S)7.4(b).
     ---

     Code. The Internal Revenue Code of 1986, as amended and in effect from
     ----
time to time.

     Collateral. The shares of the Subsidiaries of the Parent (other than
     ----------
Excluded Subsidiaries) that are or are intended to be subject to the security interests created by the Security and Pledge Agreement.

     Commitment. With respect to each Lender, the amount set forth on Schedule
      ----------                                                      --------
1 hereto as the amount of such Lender's commitment to make Loans to, and to
-
participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage. With respect to each Lender, the percentage set
     ---------------------
forth on Schedule 2 hereto as such Lender's percentage of the aggregate
         ----------
Commitments of all of the Lenders.

     Commitment Fee. See (S)5.16.
     --------------

     Compliance Certificate. See (S)7.4(c).
     ----------------------

     Consolidated or consolidated. With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Borrowers, consolidated in accordance with GAAP, after eliminating all intercompany items.

     Consolidated Current Assets. All assets of the Borrowers on a consolidated
     ---------------------------
basis that, in accordance with GAAP, are properly classified as current assets, provided that notes and accounts receivable shall be included only if payable
--------
on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendable at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP.

     Consolidated Current Liabilities. All liabilities of the Borrowers on a
     --------------------------------
consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined (but, until March 30, 1998, excluding the Loans), and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

     Consolidated Earnings Before Interest, Taxes, Depreciation, and
     ---------------------------------------------------------------
Amortization, or EBITDA. For any period, the Consolidated Net Income (or
-----------------------
Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest
                                                              ----
expense, (b) income taxes, (c) depreciation, and (d) amortization for such period.

     Consolidated Net Income (or Deficit) or Net Income (or Deficit). The
     ------------------------------------    -----------------------
consolidated net income (or deficit) of the Borrowers, or the net income or deficit of any Borrower on an individual basis, after deduction of all expenses, taxes, extraordinary gains, and other proper charges, determined in accordance with GAAP.

     Consolidated Earnings Before Interest, Taxes, and Amortization or EBITA.
     -----------------------------------------------------------------------
For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, (b) income
                                    ----
taxes, and (c) amortization for such period.

     Consolidated Senior Liabilities. Consolidated Total Liabilities less
     -------------------------------                                 ----
Subordinated Debt.

     Consolidated Tangible Net Worth. The excess of the Consolidated Total
     -------------------------------
Assets over Consolidated Total Liabilities, and less the sum of:

     (a) the total book value of all assets of the Borrowers which would be treated as intangibles under GAAP including without limitation, such items as goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

     (b) all amounts representing any write-up in the book value of any consolidated assets resulting from a revaluation thereof subsequent to the Balance Sheet Date.

     Consolidated Total Assets. All assets of the Borrowers determined on a
     -------------------------
consolidated basis in accordance with GAAP.

     Consolidated Total Interest Expense. For any period, the aggregate amount
     -----------------------------------
of interest required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     Consolidated Total Liabilities. All liabilities of the Borrowers
     ------------------------------
determined on a consolidated basis in accordance with GAAP.

     Default. See (S)12.
     -------

     Disposal. See "Release."
     --------

     Distribution. The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; or the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Dollar Equivalent. With respect to any amounts denominated in a currency
     -----------------
other than Dollars, the amount of Dollars which would be obtained upon conversion of such currency into Dollars, converted at the middle spot rate of exchange, at about 11:00 a.m., local time, on the date of determination, of the Paris Affiliate.

     Dollars or $. Dollars in lawful currency of the United States of America.
     ------------

     Domestic Borrowers. The domestic Subsidiaries of the Parent listed on
     ------------------
Schedule 1 hereto.
----------

     Drawdown Date. The date on which any Loan is made or is to be made.
     -------------

     Effective Date. The date on which the conditions precedent set forth in
     --------------
(S)10 hereof are satisfied.

     Eligible Assignee. Any of (i) a commercial bank organized under the laws
     -----------------
of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the organized under the laws of United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the
--------
country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. All applicable federal, state, provincial, municipal,
     ------------------
local and foreign laws, principles of common law or civil law, regulations, by-laws, guidelines and codes, as such laws, principles, regulations, by-laws and guidelines and codes may be amended from time to time, as well as orders, decrees, judgments, seizures or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or protection of the public from pollution or employee health and safety, including, but not limited to the Release or threatened Release of Hazardous Substances into the environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     EPA. See (S)6.17(b).
     ---

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and
     -----
in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with any
     ---------------
of the Borrowers under (S)414(b) and (c) of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed
     ----------------------
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Business Day. Any Business Day on which dealings in foreign
     -------------------------
currency and exchange are carried on among banks in Paris, France and London, England.

     Eurocurrency Interest Determination Date. For any Interest Period, (a) for
     ----------------------------------------
Multicurrency Loans, the date four (4) Eurocurrency Business Days prior to the first day of such Interest Period, and (b) for Revolving Credit Loans, the date three (3) Eurocurrency Business Days prior to the first day of such Interest Period.

     Eurocurrency Loans. Loans bearing interest calculated by reference to the
     ------------------
Eurocurrency Rate.

     Eurocurrency Offered Rate. The rate per annum at which deposits of Dollars
     -------------------------
or Optional Currency as applicable, are offered to the Agent by prime banks in whatever Eurocurrency interbank market may be selected by the

Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurocurrency Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurocurrency Offered Rate. With respect to the Revolving Credit Loans which will bear interest by reference to the Eurocurrency Rate, the Agent shall select a Eurodollar market.

     Eurocurrency Rate. The rate per annum, rounded upwards to the nearest 1/16
     -----------------
of 1%, determined by the Agent with respect to an Interest Period, in accordance with the following formula:

     Eurocurrency Rate = Eurocurrency Offered Rate
                         -------------------------
                              1-Reserve Rate

     Event of Default. See (S)12.
     ----------------

     Excluded Subsidiaries. The Subsidiaries of the Parent listed on Schedule 1
     ---------------------                                           ----------
hereto.

     Existing Loans and Letters of Credit. See the Recitals hereto.
     ------------------------------------

     First Interstate. See Preamble.
     ----------------

     FNBB. See Preamble.
     ----

     Foreign Borrowers. The foreign Subsidiaries of the Parent listed on
     -----------------
Schedule 1 hereto.
----------

     Foreign Guaranties. Standby guaranties backing payment and performance
     ------------------
obligations of the Borrowers issued through the Agent's Paris Affiliate.

     Funded Debt. Long term Indebtedness of the Borrowers determined on a
     -----------
consolidated basis in accordance with GAAP, including the outstanding principal amount of the Loans but excluding current maturities of long-term debt (other than the Loans).

     generally accepted accounting principles or GAAP. (i) When used in general,
     ------------------------------------------------
GAAP means principles which are (1) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors or successors, in effect for the fiscal year ended on the Balance Sheet Date and
(2) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied; and (ii) when used with reference to the Borrowers, such principles shall include (to the extent consistent with such principles) the accounting practice of the Borrowers reflected in their Financial statements for the year ended on the Balance Sheet Date.

     Guaranteed Pension Plan. Any pension benefit plan within the meaning of
     -----------------------
(S)3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances. Any waste, contaminant, pollutant, hazardous
     --------------------
substance, toxic substance, hazardous waste, special waste, industrial substance or waste, radio-active materials, petroleum or petroleum-derived substance or waste, or any constituent or combination of any such substance or waste, which substance, contaminant, pollutant or material or waste is or shall hereafter become regulated under, governed by, or defined by any Environmental Law.

     Indebtedness. All obligations, contingent and otherwise, which in
     ------------
accordance with GAAP should be classified upon the obligor's balance sheet as liabilities. or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified:
(i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

     Initial Multicurrency Commitment Percentage.
     -------------------------------------------

          (a) for First Interstate, zero percent (0%); and

          (b) for FNBB, one hundred percent (100%).

     Initial Multicurrency Period. The period beginning on the Effective Date
     ----------------------------
and ending on the earlier of (a) September 30, 1995, or (b) the date on which First Interstate provides written notice to FNBB that First Interstate is willing and able to make Multicurrency Loans pursuant to (S)4.1 hereof.

     Interest Period. With respect to each Eurocurrency Loan:
     ---------------

     (a) (i) for Multicurrency Loans, initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurocurrency Loan or the making of a Eurocurrency Loan, and ending one (1), two (2) or three
     (3) months thereafter, as the case may be, as the Borrowers may select, and (ii) for Revolving Credit Loans, initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurocurrency Loan or the making of a Eurocurrency Loan, and ending thirty (30), sixty (60) or ninety (90) days thereafter, as the case may be, as the Borrowers may select; and

     (b) thereafter, (i) for Multicurrency Loans, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two (2) or three (3) months thereafter, as the case may be, as the Borrowers may select, and (ii) for Revolving Credit Loans, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end thirty (30), sixty (60) or ninety (90) days thereafter, as the case may be, as the Borrowers may select, and;

     (c) provided that any Interest Period which would otherwise end on a day
         --------
     which is not a Eurocurrency Business Day shall be deemed to end on the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business-Day.

     Investments. All cash expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock, all or substantially all of the assets of, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty
                  -
shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment
                                   --
all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (iii) there shall be deducted in
                                         ---
respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any
                            --
Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there
                                  --                                  -
shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Ionpure Italy. Ionpure Technologies .S.r.L., a corporation organized under
     -------------
the laws of Italy.

     Ionpure Italy Note. Promissory note of Ionpure Italy in an aggregate
     ------------------
principal amount not to exceed $5,000,000 payable to the Parent.

     Lenders. See Preamble.
     -------

     Letters of Credit. Standby Letters of Credit issued or to be issued by the
     -----------------
Agent under (S)3 hereof for the account of the Borrowers.

     Letter of Credit Applications. Letter of Credit Applications in such form
     -----------------------------
as may be agreed upon by the Borrowers and the Agent from time to time which are entered into pursuant to (S)3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

     Letter of Credit Fee. See (S)3.6.
     --------------------

     Letter of Credit Participation. See (S)3.7.
     ------------------------------

     Loans. The Revolving Credit Loans and the Multicurrency Loans made or to be
     -----
made by the Lenders to the Borrowers pursuant to this Agreement.

     Loan and Letter of Credit Request. See (S)2.4.
     ---------------------------------

     Loan Documents. Collectively, this Agreement, the Notes, the Letter of
     --------------
Credit Applications, and the Security Documents, as each may be amended, modified, or restated from time to time.

     Majority Lenders. As of any date on which FNBB and First Interstate are the
     ----------------
Lenders hereunder (the "Existing Lenders"), the Lenders holding one hundred percent (100%) of the outstanding principal amount of the Loans on such date, and if no such principal is outstanding, the Lenders whose aggregate
Commitments constitute one hundred percent (100%) of the Total Commitment, provided that upon consummation of the first assignment by any Lender in
--------
accordance with (S)19 hereof, the foregoing percentages shall be determined at such time by the Existing Lenders, with the approval of the Borrowers, not to be unreasonably withheld.

     Maturity Date. March 31, 1999.
     -------------

     Maximum Drawing Amount. The maximum aggregate amount from time to time
     ----------------------
that the beneficiaries may draw under outstanding Letters of Credit plus the
                                                                    ----
aggregate amount of the Foreign Guaranties.

     Multicurrency Commitment. $30,000,000 or the Dollar Equivalent thereof,
     ------------------------
minus the outstanding principal amount of the Revolving Credit Loans and
-----
Maximum Drawing Amount in excess of $15,000,000, as the same may be reduced pursuant to (S)4.2 hereof.

     Multicurrency Loans. Loans made by the Lenders or FNBB (during the Initial
     -------------------
Multicurrency Period) to the Borrowers pursuant to (S)(S)4.1 or 4.6 hereof.

     Multiemployer Plan. Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

     Notes. The promissory notes of the Borrowers in favor of each Lender which
     -----
is or becomes a party hereto pursuant to the terms hereof, substantially in the form of Exhibit A hereto.
        ---------

     Obligations. All indebtedness, obligations and liabilities of the
     -----------
Borrowers to the Agent and the Lenders, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or in respect of Loans made and the Notes or other instruments at any time evidencing any thereof, including, without limitation, all Reimbursement Obligations.

     Optional Currency shall mean any currency which is freely convertible into
     -----------------
Dollars and which is traded on the Paris inter-bank foreign currency deposits market.

     Original Credit Agreement. See the Recitals hereto.
     -------------------------

     Parent. See preamble.
     ------

     Paris Affiliate. See Preamble.
     ---------------

     PBGC. The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Permitted Liens. See (S)8.2.
     ---------------

     Person. Any individual, corporation, partnership, trust, unincorporated
     ------
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Preferred Dividends. Distributions permitted by (S)8.6 hereof with respect
     -------------------
to the preferred shares of the Parent outstanding as of the Effective Date.

     Real Property. The real properties owned or operated by the Borrowers.
     -------------

     Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent
     ------------------------
for the benefit of the Lenders on account of any drawing under any Letter of Credit as provided in (S)3.2.

     Release. Shall mean any release, issuance, spill, emission, leaking,
     -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water, or property other than in compliance with all Environmental Laws.

     Reserve Rate. The rate, expressed as a decimal, at which the Lenders would
     ------------
be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Lenders to fund Loans bearing interest based on the Eurocurrency Rate, if such liabilities were outstanding.

     Revolving Credit Commitment. $45,000,000 minus the outstanding principal
     ---------------------------
amount of Multicurrency Loans and the Maximum Drawing Amount of all Letters of Credit, as the same may be reduced pursuant to (S)2.2 hereof.

     Revolving Credit Loans. Loans made by the Lenders to the Domestic Borrowers
     ----------------------
pursuant to (S)2.1 hereof.

     Security and Pledge Agreement. The Amended and Restated Security and
     -----------------------------
Pledge Agreement dated as of September 20, 1993, as amended as of the date hereof, among the Borrowers and the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent.

     Security Documents. The Security and Pledge Agreement, as amended and in
     ------------------
effect from time to time, and any additional documents evidencing or perfecting the Agent's lien on the Collateral.

     Smogless. Smogless S.p.A., a corporation organized under the laws of
     --------
Italy.

     Subordinated Debentures. The convertible subordinated debentures of the
     -----------------------
Parent due 2000, in an aggregate principal amount not to exceed $60,000,000, on substantially the same terms and conditions described in the Subordinated Indenture.

     Subordinated Debt. The Subordinated Debentures and the Subordinated Notes.
     -----------------

     Subordinated Indenture. The indenture dated October 19, 1993 from the
     ----------------------
Parent to FNBB executed in connection with the Subordinated Debentures.

     Subordinated Notes. The convertible subordinated notes issued on September
     ------------------
1, 1994 by Ionpure Italy in favor of Laidlaw International Investments (Luxembourg) S.A. and Laidlaw Investments (Barbados) Ltd. in an aggregate principal amount of $45,000,000 in connection with the acquisition of Smogless.

     Subsidiary. Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Total Commitment. A maximum aggregate principal amount with respect to
     ----------------
Loans made and the Maximum Drawing Amount of Letters of Credit issued hereunder not to exceed $45,000,000, as the same may be reduced pursuant to (S)2.2 or
(S)4.2 hereof.

     (S)1.2. Rules of Interpretation.
             -----------------------

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, have the meanings assigned to them therein.

     (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

     (i) The words "herein", "herein", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (S)2. REVOLVING CREDIT LOANS.
           ----------------------

     (S)2.1. Commitment to Lend. Subject to the terms and conditions set forth
             ------------------
in this Agreement, each of the Lenders severally agrees to lend to the Borrowers and the Borrowers may borrow and reborrow from time to time from the Effective Date until the Maturity Date upon notice to the Agent given in accordance with
(S)2.4 hereof, such sums as requested by the Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment Percentage of the Revolving Credit Commitment, provided that the sum of the outstanding amount
                             --------
of the Loans (after giving effect to all amounts requested) plus the Maximum
                                                            ----
Drawing Amount shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment
                           --------
Percentage.

     (S)2.2. Reduction of Revolving Credit Commitment. The Borrowers shall have
             ----------------------------------------
the right at any time and from time to time upon five (5) Business Days' written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed portion of the Revolving
Credit Commitment. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Revolving Credit Commitment hereunder shall be subject to reinstatement.

     (S)2.3. Requests for Revolving Credit Loans. The Parent, on behalf of
             -----------------------------------
itself and the other Borrowers as their agent, shall give to the Agent written notice in the form of Exhibit B-1 hereto (or telephonic notice confirmed by
                      -----------
telecopy the same day in the form of Exhibit B-1 hereto) of each Revolving
                                     -----------
Credit Loan requested hereunder (a "Revolving Credit Loan Request") not later than 12:00 noon (Boston time) (a) on the proposed Drawdown Date of any Base Rate Loan, or (b) two Business Days prior to the Drawdown Date of any Eurocurrency Loan. Each request for a Revolving Credit Loan hereunder shall be made in the minimum amount of $500,000 or a greater integral multiple of $100,000, and shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested on the proposed Drawdown Date.

     (S)2.4. Making the Revolving Credit Loans.
             ---------------------------------

     (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Lenders will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loan. Upon receipt from each Lender of such amount, and upon receipt of the documents required by (S)(S)10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loan made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loan shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loan.

          (b) The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount.

     (S)2.5. Election of Eurocurrency Rate; Notice of Election; Interest
             -----------------------------------------------------------
Periods; Minimum Amounts.
------------------------

          (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurocurrency Revolving Credit Loan, (ii) at the time of any request for a Loan, specify that such requested Loan shall be a Eurocurrency Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurocurrency Revolving Credit Loan as such, provided that the
                                                          --------
     Borrowers give notice to the Agent pursuant to (S)2.5(b) hereof. Upon determining any Eurocurrency Rate, the Agent shall forthwith provide notice thereof to the Borrowers and the Lenders, and each such notice to the Borrowers and the Lenders shall be considered prima facie correct and
                                                       ----- -----
     binding, absent manifest error.

          (b) Three (3) Business Days prior to the making of any Eurocurrency Revolving Credit Loan or the conversion of any Base Rate Loan to a Eurocurrency Revolving Credit Loan, or, in the case of an outstanding Eurocurrency Revolving Credit Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written, telex or telecopy notice received by the Agent not later than 12:00 noon (Boston time) of its election pursuant to (S)2.5(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Revolving Credit Loans to be borrowed or maintained as or converted to Eurocurrency Revolving Credit Loans and the requested duration of the

     Interest Period that will be applicable to such Eurocurrency Revolving Credit Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this
     (S)2.5(b) with respect to any Revolving Credit Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed to be a Base Rate Loan.

          (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

     (S)2.6. Initial Multicurrency Period. Notwithstanding anything herein to
             ----------------------------
the contrary, First Interstate agrees that its share of the Revolving Credit Loans shall be equal to twenty-two and two-tenths percent (22.2%) of the total outstanding amount of all Loans at all times during the Initial Multicurrency Period.

     (S)3. LETTERS OF CREDIT.
           -----------------

     (S)3.1. Letter of Credit Issuance. Subject to the terms and conditions
             -------------------------
hereof and the execution and receipt of a Letter of Credit Application from the Parent, on behalf of itself and other Borrowers as their agent, at least four
(4) Business Days prior to issuance, the Agent on behalf of the Lenders and in reliance upon the representations and warranties of the Borrowers contained herein and upon the agreement of the Lenders set forth in (S)3.7 hereof, will issue standby letters of credit (the "Letters of Credit") in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that after giving effect to such request, the aggregate
-----------------
Maximum Drawing Amount of all Letters of Credit issued at any time under this
(S)3.1 shall not exceed $25,000,000, and the aggregate Maximum Drawing Amount of all Letters of Credit plus the outstanding principal amount of all Loans shall not exceed the Total Commitment. No Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty (30) days prior to the Maturity Date. The Borrowers shall not be required to make requests for Letters of Credit in a minimum amount. All letters of credit issued pursuant to the Original Credit Agreement (including, without limitation, those listed on
Schedule 3.1 hereto) shall be Letters of Credit under this Agreement.
------------

     (S)3.2. Reimbursement Obligation of the Borrowers. In order to induce the
             -----------------------------------------
Agent to issue, extend and renew the Letters of Credit, the Borrowers hereby agree to reimburse or pay to the Agent for the benefit of the Lenders with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

     (a) On each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes (other than income taxes), fees, charges or other costs and expenses whatsoever incurred by the Agent in connection with any payment made by the Agent under, or with respect to, such Letter of Credit.

     (b) Each such payment shall be made to the Agent in accordance with (S)3.2 hereof. Interest on any and all amounts remaining unpaid by the Borrowers under this (S)3.2 at any time from the date such amounts become due and payable (whether as stated in this (S)3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in (S)5.5 for overdue amounts.

     (S)3.3. Letter of Credit Payments. If any draft shall be presented or other
             -------------------------
demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Borrowers of the amount of any unpaid Reimbursement Obligation. Any unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Revolving Credit Loans.

     (S)3.4. Obligations Absolute. The Borrowers' obligations under this (S)3
             --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, the Lenders or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Lenders that the Agent and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under (S)3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers, or against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Lender to the Borrowers.

     (S)3.5. Reliance by Agent. To the extent not inconsistent with (S)3.4, the
             -----------------
Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     (S)3.6. Letter of Credit Fee. The Borrowers shall (a) pay to the Agent in
             --------------------
advance on the date of issuance of the applicable Letter of Credit, the Agent's customary issuance fee, and (b) pay a fee (the "Letter of Credit Fee") to the Agent equal to (i) one and one-quarter percent (1 1/4%) per annum of the Maximum Drawing Amount of each Letter of Credit backing performance bonds of the Borrowers, and (ii) one and three-quarters percent (1 3/4%) per annum of the Maximum Drawing Amount of all other Letters of Credit (including, but not limited to, Letters of Credit backing hazardous waste treatment, storage, and disposal facility closure bonds), but in no case less than $350.00. Such Letter of Credit Fee is for the accounts of the Lenders in accordance with their respective Commitment Percentages and shall be payable quarterly in arrears on the first day of each calendar quarter for the quarter just ended, and on the Maturity Date.

     (S)3.7. Reimbursement Obligations of Lenders. Each Lender severally agrees
             ------------------------------------
that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to
(S)3.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender). Each such payment made by a Lender shall be treated as the purchase by the Lender of a participating interest in the Borrowers' Reimbursement Obligation under (S)3.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to (S)3.2.

     (S)4. THE MULTICURRENCY LOANS.
           -----------------------

     (S)4.1. Commitment to Lend. Each Lender severally agrees, on the terms and
             ------------------
conditions hereinafter set forth, to make Multicurrency Loans to the Borrowers from time to time on any Eurocurrency Business Day during the period from the Effective Date until the Maturity Date in an aggregate amount requested by the Borrowers not to exceed at any time outstanding the amount of such Lender's Commitment Percentage of the Multicurrency Commitment or Dollar Equivalent thereof in one or more Optional Currencies. in no event shall (i) the aggregate principal outstanding balance of all Multicurrency Loans plus the aggregate
                                                         ----
amount of all Foreign Guaranties exceed at any one time $30,000,000 Dollar Equivalent, (ii) any Lender be obligated to fund or maintain Multicurrency Loans in excess of such Lender's Commitment Percentage of Multicurrency Commitment or (iii) the aggregate principal outstanding balance of all Loans plus the Maximum Drawing Amount exceed at any one time the Total Commitment (calculating the Multicurrency Loans at their Dollar Equivalent). The Borrowers may borrow, prepay pursuant to (S)5.20 and reborrow under this (S)4.1. The failure of any Lender to make the Multicurrency Loan to be made by it on any Drawdown Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Multicurrency Loan, but no Lender shall be responsible for the failure of any other Lender to make the Multicurrency Loans to be made by such other Lender on such Drawdown Date.

     (S)4.2. Reduction of Multicurrency Commitment. The Borrowers shall have the
             -------------------------------------
right at any time and from time to time upon five (5) Business Days' written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed portion of the Multicurrency Commitment, whereupon the Multicurrency Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of
        --------
the amount specified in such notice or terminated, as the case may be. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Multicurrency Commitment hereunder shall be subject to reinstatement.

     (S)4.3. Requests for Multicurrency Loans. Any Borrower shall give to the
             --------------------------------
Paris Affiliate written notice in the form of Exhibit B-2 hereto (or telephonic
                                              -----------
notice confirmed by telecopy the same day in the form of Exhibit B-2 hereto) of
                                                         -----------
each Multicurrency Loan requested hereunder (a "Multicurrency Loan Request") not later than 11:00 a.m. (Paris time) four (4) Eurocurrency Business Days prior to the Drawdown Date (which must be a Eurocurrency Business Day). The Agent shall promptly notify the Lenders of such notice.

     (S)4.4. Making the Multicurrency Loans.
             ------------------------------

     (a) Subject to the terms and conditions of this Agreement, the Borrowers may obtain Multicurrency Loans in the principal amount of $500,000 or a greater integral multiple of $100,000 or the equivalent thereof in an Optional Currency from the Lenders from time to time from and after the date hereof until the Maturity Date.

     (b) If, on or prior to the Drawdown Date of any requested Borrowing, the Multicurrency Commitment has not been terminated in the full and the applicable conditions of (S)(S)10 and 11 hereof are satisfied, subject to the other provisions of this Agreement, each of the Lenders shall make available to the Paris Affiliate its Commitment Percentage of the requested Multicurrency Loan in immediately available funds not later than close of business on such Drawdown Date.

     (S)4.5. Optional Currencies.
             -------------------

     (a) The Borrowers may elect, prior to the Maturity Date, to draw down or convert a portion of the funds available under this Agreement in, or to, an Optional Currency, provided that the aggregate principal amount of
                           --------
     Multicurrency Loans outstanding under this Agreement immediately following any such drawdown of conversion shall not exceed the Dollar amount of the Multicurrency Commitment, that the aggregate principal amount of Loans outstanding under this Agreement immediately following any such drawdown or conversion shall not exceed the Dollar amount of the Total Commitment, and that any funds proposed to be converted at any one time under this
     (S)4.5 shall be in amounts of not less than U.S. $500,000 and shall be an integral multiple thereof, or the equivalent in any Optional Currency. In order to exercise the foregoing option the Borrowers must deliver to the Paris Affiliate, which shall promptly give to the Lenders notice thereof, a written notice, subject to any other notice requirements under this Agreement, designating the currency into which the designated portion of the Loan is to be drawn down or, as the case may be converted, at least four (4) Eurocurrency Business Days prior to the commencement of the subsequent Interest Period relating to such portion of the Loan and any such conversion shall be effected on such date. If any such notice is not delivered to the Paris Affiliate by the Borrowers within the required time, the Borrowers shall be deemed to have amount of the Loan continue to be denominated in the currency in which it then currently stands denominated. No Interest Period shall have an interest payment date which occurs after the Maturity Date.

     (b) If the Agent determines (which determination shall be conclusive), on or prior to the second Business Day preceding the first day of any Interest Period during which a portion of the principal of the Loan is to be denominated in any Optional Currency, that the currency is not freely transferable and convertible into Dollars or that it will be impracticable for any Lender to fund the Multicurrency Loan in such currency, then the Agent shall notify the Borrowers and the Multicurrency Loans shall, notwithstanding any contrary election by the Borrowers or any other provisions hereof, be denominated in Dollars.

     (c) For all purposes of this Agreement, except as provided in (S)5.16, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Agent absent manifest error) in the first currency which is or could be purchased by the Agent (in accordance with its normal banking practices) with such specified amount in the second currency in the Paris foreign currency deposits market for delivery on such date at the spot rate of exchange prevailing at or about 11:00 a.m., Paris time on such date.

     (d) In the event that any portion of the funds available under the terms of this Agreement is denominated in one or more Optional Currencies the Dollar Equivalent of such portion of the funds shall be calculated pursuant to paragraph (c) above. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under (S)(S)2.1 and 4.5
     (a) hereof and any required repayments under (S)(S)4.5 and 5.18 hereof. Notwithstanding the foregoing, if at any time prior to the Maturity Date the Dollar Equivalent of the aggregate principal amount outstanding hereunder shall exceed the Multicurrency Commitment as a result of fluctuations in respective conversion rates, the Borrowers shall pay immediately, upon demand made by the Agent, all amounts required in order to reduce the principal amount outstanding to the Dollar Equivalent of the Multicurrency Commitment.

     (S)4.6. Provisions Relating to the Initial Multicurrency Period.
             -------------------------------------------------------

          (a) During the initial Multicurrency Period, the Commitment Percentage of each Lender referred to in (S)4.1 hereof shall be equal to such Lender's initial Multicurrency Commitment Percentage.

          (b) The total outstanding amount of the Multicurrency Loans shall not exceed 77.8% of the sum of all outstanding Loans at any time during the Initial Multicurrency Period.

          (c) During the Initial Multicurrency Period, the Borrowers may not elect an Interest Period with respect to any Multicurrency Loan which Interest Period would expire after September 30, 1995.

          (d) If First interstate is unable or unwilling to make Multicurrency Loans in accordance with (S)4.1 upon expiration of the Initial Multicurrency Period, FNBB, at its option, may terminate the Multicurrency Commitment by written notice to First Interstate and the Borrowers, and the Lenders shall not be obligated to make any Multicurrency Loans on and after the date of such written notice.

     (S)5. PROVISIONS RELATING TO ALL LOANS.
           --------------------------------

     (S)5.1. The Notes. The Loans shall be evidenced by separate promissory
             ---------
notes of the Borrowers in substantially the form of Exhibit A hereto (each a
                                                    ---------
"Note"), dated as of the Effective Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Total Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Note record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Note record shall be prima facie evidence of the principal amount
                              ----- -----
thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

     (S)5.2. Maturity of the Loans. The Loans shall be due and payable on the
             ---------------------
Maturity Date. The Borrowers promise to pay on the Maturity Date all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     (S)5.3. Interest on Loans.
             -----------------

     The outstanding principal amount of the Revolving Credit Loans shall bear interest at the rate per annum equal to (a) the Base Rate, or (b) at the Borrowers' option as provided herein, at the Eurocurrency Rate plus one and three quarters percent (1 3/4%). The outstanding principal amount of the Multicurrency Loans shall bear interest at the rate per annum equal to the Eurocurrency Rate plus one and three-quarters percent (1 3/4%). Interest with respect to the Loans shall be payable (i) monthly in arrears on the first Business Day of each calendar month of each year, on Base Rate Loans, and (ii) on the last day of the applicable interest Period, and if such Interest Period is longer than one month, also monthly during such Interest Period on Eurocurrency Loans, and (iii) on the Maturity Date.

     (S)5.4. Intentionally omitted.

     (S)5.5. Payments.
             --------

          (a) All payments of principal, interest, Commitment Fees, and any other amounts due hereunder (i) denominated in Dollars shall be made by the Borrowers to the Agent in immediately available funds at the Agent's Head Office at 100 Federal Street, Boston, Massachusetts 02110 or (ii) denominated in any Optional Currency shall be made in immediately available funds, for the account of the Lender at the Paris Affiliate's office. The Agent shall be entitled to debit the Borrowers' accounts with the Agent or the Paris Affiliate in the amount of each such payment when due in order to effect timely payment thereof. The Agent will, promptly after its receipt thereof, distribute like funds relating to the payment of principal, interest, or Commitment Fees ratably to the Lenders.

          (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     (S)5.6. Computations. All computations of interest with respect to
             ------------
Eurocurrency Loans shall be based on a 360-day year and paid for the actual number of days elapsed. All other computations of interest, Letter of Credit Fees, or other fees shall be based on a 365-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that any Interest Period
                                             -------- ----
for any Eurocurrency Loan which ends on a day that is not a Eurocurrency Business Day shall be deemed to end on the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such

Interest Period shall end on the immediately preceding Eurocurrency Business
Day.

     (S)5.7. Interest on Overdue Amounts. Except as otherwise limited by (S)5.6
             ---------------------------
hereof, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the rate of four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment.

     (S)5.8. Interest Limitation. Notwithstanding any other term of this
             -------------------
Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, any Note, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     (S)5.9. Additional Costs, Etc. If any present or future applicable law,
             ---------------------
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, the Loans (other than taxes based upon or measured by the income or profits of any Lender or the Agent), or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal or of the interest on any Loans or any other amounts payable to any Lender or the Agent under this Agreement or the other Loan Documents, or

     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Lender or

     (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, or any class of loans or commitments of which any of the Loans, the Multicurrency Commitment, the Revolving Credit Commitment, or the Total Commitment forms a part, and the result of any of the foregoing is

          (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining the Loans, the Multicurrency Commitment, the Revolving Credit Commitment, or the Total Commitment;

          (ii) to reduce the amount of principal, interest or other amount payable to any Lender hereunder on account of the Total Commitment, the Multicurrency Commitment, the Revolving Credit Commitment, or the Loans;

          (iii) to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the any Lender or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender or the Agent at any time and from time to time and as often as the occasion there for may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum (after such Lender or the Agent shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

     (S)5.10. Capital Adequacy. If any present or future applicable law,
              ----------------
governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or the Agent, or any corporation controlling such Lender or the Agent and such Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the Lender's commitment to make, or maintenance of, Loans hereunder, then such Lender or the Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrowers and such Lender or the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Agent in light of these circumstances. If the Borrowers and such Lender or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Lender's or the Agent's reasonable determination, provide adequate compensation to such Lender or the Agent, such amount to be considered prima facie correct and binding, absent
                                    -----------
manifest error. Such Lender or the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     (S)5.11. Eurocurrency Indemnity. The Borrowers agree to indemnify each
              ----------------------
Lender and the Agent and to hold them harmless from and against any 1089, cost or expenses (including loss of anticipated profits) that such Lender or the Agent may sustain or incur as a consequence of default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to (S)2.3, (S)4.3 or (S)5.4, the making of any payment of a Eurocurrency Loan or the making of any conversion of any such Eurocurrency Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lenders to lenders of funds obtained by it in order to maintain any such Loans.

     (S)5.12. Illegality; Inability to Determine Eurocurrency Rate.
              ----------------------------------------------------
Notwithstanding any other provision of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Lenders or the Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for the Lenders or the Agent to perform their obligations in respect of any Eurocurrency Loans, or (b) if the Lenders or the Agent shall reasonably determine with respect to Eurocurrency Loans that (i) by reason of circumstances affecting any Eurocurrency interbank market, adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Lenders or the Agent in any Eurocurrency interbank market, or (iii) the Eurocurrency Rate does not or will not accurately reflect the cost to the Lenders or the Agent of obtaining or maintaining the applicable Eurocurrency Loans during any Interest Period, then the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by the Agent, the obligation of the Lenders to make Eurocurrency Loans shall be suspended until the Lenders determine that such circumstances no longer exist, and the outstanding Eurocurrency Loans shall continue to bear interest at the applicable rate based on the Eurocurrency Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

     (S)5.13. Concerning Joint and Several Liability of the Borrowers.
              -------------------------------------------------------

     (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

     (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this (S)5.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

     (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

     (d) The Obligations of each of the Borrowers under the provisions of this
     (S)5.11 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

     (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Lenders at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this (S)5.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this (S)5.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this (S)5.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this
     (S)5.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers, the Agent or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agent or the Lenders.

     (f) The provisions of this (S)5.11 are made for the benefit of the Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent or the Lenders first to marshal any claims or to exercise any rights against any other Borrower or to exhaust any remedies available against any other Borrower or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this (S)5.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this (S)5.11 will forthwith be reinstated in effect, as though such payment had not been made.

     (S)5.14. Representations and Warranties upon Loan Request. Each request for
              ------------------------------------------------
Loans or for the issuance, extension or renewal of a Letter of Credit hereunder shall constitute a representation by the Borrowers that the conditions set forth in (S)(S)10 and 11 hereof, as the case may be, have been satisfied on the date of such request and will continue to be satisfied on the Drawdown Date of such Loan or the date of issuance, extension or renewal of the Letter of Credit. Each of the representations and warranties made by or on behalf of the Borrowers to the Agent and the Lenders in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties expressly relate to an earlier date).

     (S)5.15. New Borrowers. Any newly-created Subsidiaries of the Parent (other
              -------------
than Excluded Subsidiaries) shall become Borrowers hereunder by signing a Note, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Agent and the Lenders may reasonably request.
In such event, the Agent is hereby authorized by the parties to amend Schedule
                                                                      --------
I hereto to include such Subsidiary as a Borrower hereunder. The Borrowers
-
hereby agree to pledge all of the stock of their Subsidiaries (other than Excluded Subsidiaries) to the Agent for the benefit of the Lenders.

     (S)5.16. Commitment Fees. The Borrowers agree to pay to the Agent for the
              ---------------
accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee at the rate of three-eighths percent (3/8%) per annum on the unused portion of the Total Commitment during each calendar month or portion thereof from the Effective Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier) (the "Commitment Fee"). For purposes of computing the Commitment Fee, the Maximum Drawing Amount shall be considered usage with respect to the Total Commitment. The Commitment Fee shall be payable in arrears on the first day of each calendar month for the immediately preceding month with a final payment on the Maturity Date. For purposes of determining the unused portion of the Total Commitment, the equivalent in Dollars of each Multicurrency Loan as determined on the Drawdown Date, and on the date of subsequent monthly adjustments shall be the amount used in connection with the Multicurrency Loan.

     (S)5.17. Termination of Credit. If any Event of Default shall occur, the
              ---------------------
Majority Lenders may, by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given such unused portion of the Total Commitment hereunder shall terminate immediately and the Lenders shall be relieved of all further obligations to make Loans to the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Lenders hereunder or elsewhere. Upon termination of the Total Commitment under this (S)5.17, all Loans shall become immediately due and payable.

     (S)5.18. Mandatory Repayment. If at any time the aggregate principal
              -------------------
amount of the outstanding Loans and the Maximum Drawing Amount, or the Dollar Equivalent thereof, shall exceed, prior to the Maturity Date, the Total Commitment, the Borrowers shall pay immediately upon demand made by the Agent all amounts required in order to reduce the principal amount outstanding to the Total Commitment, or the equivalent thereof in one or more Optional Currencies.

     (S)5.19. Setup Fee. The Borrowers agree to pay to the Agent for the
              ---------
respective accounts of the Lenders on the Effective Date a fee in the amount of $112,500.

     (S)5.20. Optional Repayments of Loans. The Borrowers shall have the right,
              ----------------------------
at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or
                                                 --------
partial prepayment of the outstanding amount of any Eurocurrency Loans pursuant to this (S)5.16 may be made only on the last day of the interest Period relating thereto. The Borrowers shall give the Agent, no later than 12:00 noon, Boston time, three (3) Business Days prior written notice of any proposed prepayment of Base Rate Loans and at least four (4) Eurocurrency Business Days prior written notice of any proposed prepayment of Eurocurrency Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be $500,000 or a greater integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid aggregate principal amount of each Lender's Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     (S)5.21. Funds for Loans. The Agent may assume that each of the Lenders has
              ---------------
made available its ratable portion of the Loans in accordance with (S)

2.1 and (S)(S)4.1 or 4.6, as applicable, and the Agent may, in reliance upon such assumption make available on the Drawdown Date a corresponding amount to the Borrowers. If any Lender makes available to the Agent its Commitment Percentage of the Loans on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender's
                                         -----
Commitment Percentage of such Loans, times (iii) a fraction, the numerator of
                                     -----
which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the
                                                ----- -----
amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand (but only after demand for payment has first been made to such Lender), with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date, for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or prepaid to the Agent.

     (S)6. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represents and
           ------------------------------
warrants to the Lenders and the Agent that on and as of the date of this
Agreement:

     (S)6.1. Corporate Authority.
             -------------------

          (a) Incorporation; Good Standing. Each of the Borrowers (i) is a
              ----------------------------
     corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower.

          (b) Authorization. The execution, delivery and performance of the Loan
              -------------
     Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment. order, writ, injunction, license or permit applicable to any Borrower so as to materially adversely affect the assets, business or any activity of such Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of any Borrower or any agreement or other instrument binding upon any Borrower.

          (c) Enforceability. The execution, delivery and performance of the
              --------------
     Loan Documents will result in valid and legally binding obligations of each Borrower, enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (S)6.2. Governmental Approvals. The execution, delivery and performance by
             ----------------------
each Borrower of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     (S)6.3. Title to Properties; Leases. Each of the Borrowers owns all of its
             ---------------------------
respective assets reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except those permitted by (S)8.2 hereof.

     (S)6.4. Financial Statements; Solvency.
             ------------------------------

     (a) There has been furnished to each of the Lenders a consolidated balance sheet of the Borrowers dated the Balance Sheet Date, and a consolidated statement of operations for the fiscal year then ended, certified by the Borrowers' independent certified public accountants. There has also been furnished to each of the Lenders a consolidated unaudited balance sheet of the Borrowers dated December 31, 1994. Such balance sheets and statements of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers as of such dates involving material amounts, known to the officers of the Borrowers not disclosed in said financial statements and the related notes thereto. Since the Balance Sheet Date, the Borrowers have not incurred any liabilities other than in the ordinary course of business or as permitted by (S)8.1 hereof or otherwise disclosed in writing to each of the Lenders.

     (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent, have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured, and have, and will have at the time of any borrowing hereunder, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

     (S)6.5. No Material Changes, Etc. Since the Balance Sheet Date, there have
             ------------------------
occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date, or the consolidated statement of operations for the fiscal year then ended, other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers. Since the Balance Sheet Date, there has not been any Distribution by the Borrowers except as permitted by (S)8.6 hereof.

     (S)6.6. Franchises, Patents, Copyrights, Etc. Each of the Borrowers
             ------------------------------------
possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except as would not have a material adverse effect on the business, operations, or financial condition of any Borrower.

     (S)6.7. Litigation. There are no actions, suits, proceedings or
             ----------
investigations of any kind pending or threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties or business of such Borrower, or materially impair the right of such Borrower to carry on business substantially as now conducted, or result in any liability in excess of $5,000,000 not adequately covered by insurance or for which adequate reserves are not maintained on the consolidated balance sheets of the Borrowers, or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     (S)6.8. No Materially Adverse Contracts, Etc. No Borrower is subject to any
             ------------------------------------
charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of such Borrower's officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Borrower. No Borrower is a party to any contract or agreement which in the judgment of such Borrower's officers has or is expected to have any materially adverse effect on the business of such Borrower, except as otherwise reflected in adequate reserves.

     (S)6.9. Compliance With Other Instruments, Laws, Etc. None of the
             --------------------------------------------
Borrowers is violating any provision of their charter documents or bylaws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Borrower.

     (S)6.10. Tax Status. Each of the Borrowers has made or filed all federal
              ----------
and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that such Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

     (S)6.11. No Event of Default. No Default or Event of Default has occurred
              -------------------
and is continuing as of the date of this Agreement.

     (S)6.12. Holding Company and Investment Company Acts. None of the
              -------------------------------------------
Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (S)6.13. Absence of Financing Statements, Etc. Except as contemplated by
              ------------------------------------
(S)8.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrowers or rights thereunder.

     (S)6.14. Certain Transactions. Except as set forth in Schedule 6.14, none
              --------------------                         -------- ----
of the officers, directors, or employees of any Borrower is presently a party to any transaction with such Borrower (other than for services as employees, officers and directors or for services described in the Borrower's proxy statement), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     (S)6.15. Employee Benefit Plans.
              ----------------------

     (a) In General. Each Employee Benefit Plan has been maintained and
         ----------
     operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

     (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which
         ------------------------------
     is an employee welfare benefit plan within the meaning of (S)3(1) or
     (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) Each Borrower or any ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or any ERISA Affiliate without liability to any Person by reason of such termination.

     (c) Guaranteed Pension Plans. Except as set forth on Schedule 6.15, none
         ------------------------                         -------------
     of the Borrowers is a sponsor of, or contributor to, a Guaranteed Pension Plan.

     (d) Multiemployer Plans. None of the Borrowers nor any ERISA Affiliate has
         -------------------
     incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of (S)4241 or
     (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     (S)6.16. Use of Proceeds. The proceeds of the Revolving Credit Loans shall
              ---------------
be used solely by Domestic Borrowers for working capital, letters of credit, and acquisitions permitted hereunder. The proceeds of the Multicurrency Loans shall be used solely by Foreign Borrowers and solely for working capital, capital expenditures, and acquisitions, including, without limitation, multicurrency overdrafts, multicurrency advances, multicurrency guaranties and discounts of trade bills. No proceeds of the Loans shall be used in any way that will violate

Regulations Go, T, U or X of the Board of Governors of the Federal Reserve
System.

     (S)6.17. Environmental Compliance. Except as set forth in Schedule 6.17 or
              ------------------------
in documents delivered pursuant to (S)7.4(d):

     (a) None of the Borrowers nor any operator of their properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws, which violation would have a material adverse effect on the environment or the business, assets or financial condition of such Borrower.

     (b) None of the Borrowers has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

     (c) (i) No portion of any Borrower's Real Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such Real Property; (ii) in the course of any activities conducted by the Borrowers or operators of their Real Property, no Hazardous Substances have been generated or are being used on such Real Properties except in material compliance with applicable Environmental Laws; (iii) there have been no unpermitted Releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened Releases of Hazardous Substances on, upon, into or from the properties of the Borrowers, which releases would have a material adverse effect on the value of such Real Properties or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Properties of the Borrowers which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, any Real Properties of the Borrowers; and (v) in addition, any Hazardous Substances that have been generated on the Real Properties of the Borrowers have been transported offsite and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in material compliance with such permits and applicable Environmental Laws.

     (d) None of the Real Properties of the Borrowers are or shall be subject to any applicable environmental clean up responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

     (S)6.18. Perfection of Security Interests. The Collateral and the Bank's
              --------------------------------
rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

     (S)6.19. True Copies of Charter and Other Documents. The Borrowers have
              ------------------------------------------
furnished each of the Lenders with copies, in each case true and complete as of the Effective Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

     (S)6.20. Subsidiaries. Schedule 1 sets forth a complete and accurate list
              ------------  -------- -
of the Subsidiaries, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each such Subsidiary is wholly owned, directly or indirectly, by the Parent. Except as described in Schedule 1 hereto, the Parent
                                                  -------- -
has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable and, other than those of the Excluded Subsidiaries, have been pledged and delivered to the Agent for the benefit of the Lenders.

     (S)7. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers covenant and
           --------------------------------------
agree that, so long as any Loan, any Letter of Credit or any Note is outstanding or any Lender has any obligation to make Loans or the Agent has any obligation the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

     (S)7.1. Punctual Payment. The Borrowers will duly and punctually pay or
             ----------------
cause to be paid the principal and interest on the Loans, and all fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     (S)7.2. Maintenance of Office. The domestic Borrowers will maintain their
             ---------------------
chief executive offices at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260 or at such other place in the United States of America as the Borrowers shall designate upon 30 days prior written notice to Agent.

     (S)7.3. Records and Accounts. The Borrowers will keep true and accurate
             --------------------
records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of their properties, all other contingencies, and all other proper reserves in accordance with GAAP or as required by applicable regulatory authorities.

     (S)7.4. Financial Statements, Certificates and Information. The Borrowers
             --------------------------------------------------
will deliver to each of the Lenders:

          (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers as at the end of such year, statements of cash flows, and the related consolidated statement of operations, each setting forth in comparative form the amounts for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by KPMG Peat Marwick, L.L.P. or by other independent certified public accountants satisfactory to the Agent (the "Accountants");

          (b) as soon as practicable, but in any event not later than (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, and (ii) 90 days after the end of the last fiscal quarter of each fiscal year, copies of the unaudited consolidated and consolidating balance sheet and statement of operations of the Borrowers as at the end of such quarter, and [information in the form of Exhibit E], subject to year end audit adjustments, and consolidated
     ------- -
     statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Parent ("CFO") that such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended, subject to normal year-end audit adjustments;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of Exhibit C
                                                                  ------- -
     hereto (the "Compliance Certificate") certified by the CFO of the Parent that the Borrowers are in compliance with the covenants contained in
     (S)(S)7, 8, and 9 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers shall at the time of issuance
                 --------
     of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Agent a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

          (d) promptly with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent; and

          (e) from time to time such other financial data and information (including pro forma financial projections) as the Agent or any Lender may reasonably request.

The Borrowers hereby authorize the Agent or any Lender to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that the Agent
                                              -----------------
or any Lender shall, to the extent allowable under law, notify the Borrowers at the time any such disclosure is made; and provided further, this
                                             ----------------
authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Agent or any Lender of any such information which the Borrowers have or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

     (S)7.5. Corporate Existence and Conduct of Business. The Borrowers will do
             -------------------------------------------
or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, corporate rights and franchises; effect and maintain their foreign qualifications, licensing, domestication or authorization except as otherwise determined by their authorized officers or Boards of Directors in the exercise of their reasonable judgment; use their best efforts to comply with all Applicable Laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. The Borrowers will continue to engage primarily in the businesses now conducted by them and in related businesses.

     (S)7.6. Maintenance of Properties. The Borrowers will cause all of their
             -------------------------
properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------
however, that nothing in this section shall prevent any Borrower from taking
-------
any action different from that described in this (S)7.6 if, in the judgment of such Borrower, such action is desirable in the conduct of its business and which does not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

     (S)7.7. Insurance. The Borrowers will maintain with financially sound and
             ---------
reputable insurance companies, funds or underwriters satisfactory to the Agent the kinds of insurance usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, covering the risks and in the relative proportionate amounts usually carried by such companies, including, to the extent it is commercially available to the Borrowers at a reasonable cost, environmental impairment insurance.

     (S)7.8. Taxes. Each Borrower will duly pay and discharge, or cause to be
             -----
paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of each Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its Real Properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or
          -----------------
claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments,
-----------------
charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     (S)7.9. Inspection of Properties, Books, and Contracts. The Borrowers shall
             ----------------------------------------------
permit the Agent and the Lender or any of their designated representatives, to visit and inspect any of the properties of the Borrowers to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Agent or the Lender may reasonably request.

     (S)7.10. Compliance with Laws, Contracts, Licenses and Permits. Each of the
              -----------------------------------------------------
Borrowers will comply with (i) the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) all material applicable laws and regulations (including Environmental Laws), and material decrees, orders and judgments ("Applicable Laws") except where noncompliance with such agreements, instruments or Applicable Laws would not have a material adverse effect in the aggregate on the financial condition, properties or business of such Borrower. If at any time while any Note or any Loan is outstanding or the Lenders have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

     (S)7.11. Further Assurances. The Borrowers will cooperate with the Agent
              ------------------
and the Lenders and execute such further instruments and documents as the Agent or any Lender shall reasonably request to carry out to the satisfaction of the Agent and the Lenders the transactions contemplated by this Agreement.

     (S)7.12. Notice of Potential Claims or Litigation. The Borrowers shall
              ----------------------------------------
deliver to the Agent and the Lenders, within 30 days of receipt thereof, written notice of any pending action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is (i) unspecified and which might result in a liability in excess of $1,000,000 or
(ii) specified and in excess of $5,000,000, together with a copy of each such notice received by any Borrower.

     (S)7.13. Environmental Indemnification. The Borrowers covenant and agree
              -----------------------------
that they will indemnify and hold the Agent and the Lenders harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or the Lenders (including all costs of legal representation incurred by the Agent or the Lenders) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Loan Documents or the payment of the Loans and the Notes and shall inure to the benefit of the Agent, the Lenders and their successors and assigns.

     (S)7.14. Notice of Certain Events Concerning Insurance and Environmental
              ---------------------------------------------------------------
Claims.
------

     (a) The Borrowers will provide the Agent and the Lenders with written notice as to any cancellation or material change in any insurance of any Borrower within ten (10) Business Days after the Borrowers' receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

     (b) The Borrowers will promptly notify the Agent and the Lenders in writing of any of the following events:

          (i) upon the Borrowers' obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Borrowers' operations which violation could have a material adverse effect on the Borrowers' consolidated operations; (ii) upon the Borrowers' obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could result in a liability in excess of $5,000,000; (iii) upon the Borrowers' receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release off Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) representing a claim which the Borrowers reasonably believe will result in liability of at least $100,000; or (iv) any setoff, claims (including, with respect to the Real Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

     (S)7.15. Response Actions. The Borrowers covenant and agree that if any
              ----------------
Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrowers will undertake the appropriate containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws.

     (S)7.16. Notice of Default. The Borrowers will promptly notify the Agent
              -----------------
and the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess off $100,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Agent and the Lenders, describing the notice of action and the nature of the claimed default.

     (S)7.17. Additional Undertakings. The Borrowers shall deliver to the Agent
              -----------------------
not later than April 15, 1995 all items set forth in the letter agreement between the Borrowers and the Agent dated March 31, 1995, including, but not limited to, opinions of local counsel to those Borrowers that are non-U.S. Subsidiaries of the Parent doing business in France, the United Kingdom, Italy and Germany. All such opinions shall be in form and substance satisfactory to the Agent. Not later than April 15, 1995, the Borrowers shall remedy any and all deficiencies in the authorization, execution and delivery by, or enforceability against any Borrower of any Loan Documents or in the granting of security interests to the Agent for the benefit of the Banks or the perfection of such security interests to the satisfaction of the Agent's counsel.

     (S)8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers agree
           -------------------------------------------
that, so long as any Note or Letter of Credit is outstanding or any Lender has any obligation to make Loans or the Agent has any obligation to issue, extend, or renew Letters of Credit hereunder:

     (S)8.1. Restrictions on Indebtedness. The Borrowers will not create, incur,
             ----------------------------
assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

     (a) Indebtedness to the Agent and the Lenders arising under this Agreement or the other Loan Documents;

     (b) Additional existing Indebtedness as listed on Schedule 8.1(b), in the
                                                       -------- ------
     amounts and on the terms and conditions in effect as of the date hereof;

     (c) Current liabilities of the Borrowers incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

     (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)7.8 and Indebtedness secured by liens of carriers, warehousemen, mechanics and materialmen permitted by
     (S)8.2(e);

     (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrowers shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained reserves in an amount satisfactory to the Majority Lenders;

     (f) Incurrence by the Borrowers of guaranty, suretyship or indemnification obligations in connection with the Borrowers' performance of services for its respective customers in the ordinary course of its business;

     (g) Purchase money Indebtedness of the Borrowers secured by Liens permitted by (S)8.2(h) in an aggregate amount not to exceed $5,000,000 at any one time;

     (h) Indebtedness of the Parent with respect to the Subordinated Debentures and the Subordinated Notes, subject to (S)8.8 hereof; and

     (i) Unsecured Indebtedness not to exceed S3,000,000 of Smogless Milan
     (a) under its Italian credit facility and (b) to Banco Commerciale, for performance and bid bonds and letters of credit.

     (S)8.2. Restrictions on Liens. None of the Borrowers will create or incur
             ---------------------
or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except the following (the
                                            ------
"Permitted Liens"):

     (a) Liens granted to the Agent under the Security and Pledge Agreement;

     (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

     (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

     (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)8.1(e);

     (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

     (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a parts, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

     (g) Existing liens set forth in Schedule 8.1(b);
                                     -------- ------

     (h) Liens securing purchase money obligations permitted by (S)8.1(g) hereof provided that any such Lien shall not encumber any property other
            -------------
     than the property so acquired and shall not exceed the fair market value thereof.

     (S)8.3. Restrictions on Investments. None of the Borrowers will make or
             ---------------------------
permit to exist or to remain outstanding any Investment except the following:

     (a) Marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase;

     (b) Certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

     (c) Commercial paper issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's; and

     (d) Investments by the Parent in a Borrower permitted under (S)8.4.

     (S)8.4. Mergers, Consolidations, Sales. None of the Borrowers shall be a
             ------------------------------
party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except as otherwise provided in this (S)8.4, or sell, transfer, convey or lease any assets or group of assets (except (i) sales of equipment in the ordinary course of business or (ii) other sales of assets by the Borrowers not to exceed an aggregate book value of $1,000,000 in any consecutive 12 month period) or sell or assign, with or without recourse, any receivables. The Parent or IP Holding Company may purchase or otherwise acquire all or substantially all of the assets or stock of, or joint venture interest in, or may merge with any Person provided that (a) the
                                                        -------------
Agent and the Lenders shall have been provided with a Compliance Certificate demonstrating that the Borrowers are in current compliance with and, after giving effect to the proposed transaction (including any borrowings made or to be made in connection therewith), will continue to be in compliance with, all of the covenants in (S)9 hereof as of the date of consummation of the transaction; (b) the proposed transaction will not otherwise create an Event of Default hereunder; (c) the business to be acquired involves the design, manufacture, marketing, or distribution of water filtration products; (d) all of the assets to be acquired shall be placed in an existing or newly created Subsidiary of the Parent, 100% of the stock of which has been or will be pledged to the Agent for the benefit of the Lenders and which is a Borrower or, in the case of a stock acquisition, the acquired stock shall be pledged to the Agent for the benefit of the Lenders; (e) in the case of a merger, the Parent shall be the surviving entity; (f) a copy of the purchase agreement, together with all financial statements received by the Borrowers for any Subsidiary to be acquired or created shall have been furnished to the Agent and the Lenders; and (g) the aggregate cash consideration to be paid by the Parent in connection with such transaction (including the amount of all Indebtedness assumed by the Parent in connection therewith) does not exceed $10,000,000

     (S)8.5. Sale and Leaseback. None of the Borrowers will enter into any
             ------------------
arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which any Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     (S)8.6. Restricted Distributions and Redemptions. None of the Borrowers
             ----------------------------------------
will declare or pay any Distributions (other than (a) Distributions payable solely in common stock, and (b) Distributions with respect to the existing preferred shares of the Parent); provided that each of the Borrowers that is a Subsidiary of the Parent may pay distributions to its shareholder so long as no Default or Event of Default exists or would be created by the making of such Distribution. In addition, the Borrowers shall not redeem, convert, retire or otherwise acquire shares of any class of their capital stock provided, however,
                                                             --------
the Parent may make all post-closing adjustments in the number of shares exchanged for the stock of another Person permitted under (S)8.4. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrowers' capital stock (other than the capital stock of the Parent). Nothing in this (S)8.6 shall prevent conversion of the existing preferred shares of the Parent to common stock of the Parent.

     (S)8.7. Employee Benefit Plans. None of the Borrowers nor any ERISA
             ----------------------
Affiliate will:

     (a) engage in any "prohibited transaction" within the meaning of (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for any Borrower; or

     (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

     (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to (S)302(f) or (S)4068 of ERISA: or

     (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent and the Lenders a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent and the Lenders any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, or 4245 of ERISA.

     (S)8.8. Subordinated Debt. The Borrowers will not (a) amend, supplement or otherwise modify the terms of (i) the Subordinated Debentures without ten (10) days prior written notice to the Agent and the Lenders of such change, and will not make any change in any way adverse to the Agent and the Lenders without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld, and such determination as to whether the change is adverse to the Agent and the Lenders shall be made by the Majority Lenders in their reasonable judgment or (ii) the Subordinated Notes; (b) make any payment of principal or other amounts owing with respect thereto (other than interest) or prepay, redeem or repurchase any of the Subordinated Debentures or the Subordinated Notes, except that the Parent may (i) repay the principal of the Subordinated Debentures on or after October 15, 2000; (ii) prepay all or any portion of the Subordinated Debentures with the proceeds of an equity offering or a substitute subordinated debt offering, the form and substance of which shall have previously been consented to by the Majority Lenders in writing;
and (iii) repurchase all or any portion of the Subordinated Debentures in connection with the exercise by holders of the Subordinated Debentures of their Repurchase Rights upon the occurrence of the Ionpure

Event or a Change in Control, as such terms are defined in the Indenture, and
(c) except as permitted under the terms thereof. pay any interest on the Subordinated Debentures or the Subordinated Notes. In no case may the Borrowers make any payment of principal, interest, or other amounts owing with respect to the Subordinated Debentures or the Subordinated Notes if an Event of Default exists or would be created by the making of such payment.

     (S)9. FINANCIAL COVENANTS.
           -------------------

     The Borrowers agree that, so long as any Loan, the Notes, or any Letter of Credit is outstanding or any Lender has any obligation to make Loans or the Agent has any obligation to issue, extend, or renew Letters of Credit hereunder:

     (S)9.1. Current Ratio. The ratio of Consolidated Current Assets to
             -------------
Consolidated Current Liabilities shall not at any time be less than 1.50:1.

     (S)9.2. Leverage Ratio. The ratio of (a) Funded Debt to (b) Consolidated
             --------------
Tangible Net Worth shall not at any time exceed the ratio set forth below:

        Period                       Ratio
        ------                       -----

1/1/95 through 3/31/95               4.25:1
4/1/95 through 3/31/96               4.00:1
4/1/96 through 3/31/97               3.00:1
4/1/97 through 3/31/98               2.50:1
     Thereafter                      2.00:1

     (S)9.3. Interest Coverage Ratio. As of the end of any quarter commencing
             -----------------------
with the fiscal quarter ending March 31, 1995 the ratio of (a) EBITA for the four quarters ending on that date to (b) (i) Consolidated Total Interest Expense plus (ii) Preferred Dividends for such period shall not be less than the stated ratio for the periods set forth below:

        Period                       Ratio
        ------                       -----

1/1/95 through 3/31/95               2:25:1
4/1/95 through 3/31/96               2.75:1
4/1/96 through 3/31/97               3.00:1
     Thereafter                      4.00:1

     (S)9.4. Profitable Operations. Consolidated Net income shall not
             ---------------------
be less than $0 for any fiscal quarter.

     (S)9.5. Debt Service. As at the end of any fiscal quarter commencing with
             ------------
the fiscal quarter ending March 31, 1995 the ratio of (a) EBITDA minus Capital
                                                                 -----
Expenditures and cash taxes for the four fiscal quarters ended on such date to
(b) Consolidated Total Interest Expense plus Preferred Dividends and the current maturity of long-term debt for such period shall not be less than the stated ratio for the periods set forth below:

       Period                        Ratio
       ------                        -----

1/1/95 through 3/31/97               1.30:1
4/1/97 through 3/31/98               1.50:1
     Thereafter                      3.00:1

     (S)10. CLOSING CONDITIONS.
            ------------------

     Upon the Effective Date, all of the obligations of the Borrowers under or in respect of the Original Credit Agreement shall be evidenced solely by the terms of this Agreement, the Notes and the other Loan Documents. FNBB's obligation to convert its claims against the Borrowers with respect to the Original Credit Agreement and the Lenders' obligations to make the Loans provided for in this Agreement and otherwise to be bound by the terms provided for in this Agreement shall be subject to the satisfaction, prior to the Effective Date, of each of the following conditions:

     (S)10.1. Representations and Warranties. The representations and warranties
              ------------------------------
contained in (S)6 hereof and otherwise made by the Borrowers in writing in connection with the transactions contemplated by this Agreement shall have been correct as of the date on which made and shall also be correct at and as of the date of the first Loan with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

     (S)10.2. Performance; No Default. The Borrowers shall have performed and
              -----------------------
complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the first Loan, and at the time of the first Loan, as certified by the chief financial officer of the Borrower, there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the first Loan.

     (S)10.3. Corporate Action. All corporate action necessary for the valid
              ----------------
execution, delivery and performance by the Borrowers of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

     (S)10.4. Loan Documents, Etc. Each of the Loan Documents shall have been
              -------------------
duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders.

     (S)10.5. Certified Copies of Charter Documents. Each of the Lenders shall
              -------------------------------------
have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     (S)10.6. Incumbency Certificate. Each of the Lenders shall have received an
              ----------------------
incumbency certificate, dated as of the Effective Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of each Borrower; (b) to make Loan requests; and (c) to give notices and to take other action on such Borrower's behalf under the Loan Documents.

     (S)10.7. Validity of Liens. The Security and Pledge Agreement shall be
              -----------------
effective to create in favor of the Agent a legal, valid and enforceable security interest in and lien upon the Collateral, subject only to the Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Lenders shall have received evidence thereof in form and substance satisfactory to the Lenders.

     (S)10.8. Intentionally omitted.

     (S)10.9. Intentionally omitted.

     (S)10.10. Payment of Fees and Interest. The Borrowers shall have paid to
               ----------------------------
FNBB all interest, fees and other amounts which are due pursuant to the Original Credit Agreement.

     (S)10.11. Financial Statements. The Borrowers shall have delivered to each
               --------------------
of the Lenders audited consolidated financial statements for the year ended the Balance Sheet Date and unaudited consolidated financial statements for the period ended on December 31, 1994 which shall fairly represent the business and financial condition of the Borrowers on a consolidated basis in accordance with GAAP.

     (S)10.12. Opinions of Counsel. Each of the Lenders shall have received a
               -------------------
favorable opinion from the General Counsel and foreign counsel of the Parent, dated the Effective Date in form and substance satisfactory to the Lenders.

     (S)(S)10.13. Conversion of Outstanding Multicurrency Loans. The Agent shall
                  ---------------------------------------------
have received from the Borrowers a Multicurrency Loan Request pursuant to (S)4.3 requesting that the Agent convert the outstanding Loans under the multicurrency facility to Multicurrency Loans hereunder.

     (S)11. CONDITIONS OF ALL LOANS.
            -----------------------

     The obligation of Lenders to make the first Loan and any Loan subsequent to the first Loan and the obligation of the Agent to issue, extend or renew any Letter of Credit are subject to the following conditions precedent:

     (S)11.1. Representations True; No Event of Default. Each of the
              -----------------------------------------
representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan or the issuance, extension or renewal of Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     (S)11.2. Performance: No Event of Default. The Borrowers shall have
              --------------------------------
performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the Loan or the issuance, extension or renewal of Letter of Credit, and at the time of the Loan or the issuance, extension or renewal of Letter of Credit, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of the Loan or the issuance, extension or renewal of Letter of Credit.

     (S)11.3. No Legal Impediment. No change shall have occurred in any law or
              -------------------
regulations thereunder or interpretations thereof which in the reasonable opinion of the Lenders would make it illegal for the Lenders to make Loans hereunder or for the Agent to issue, extended or renew a Letter of Credit.

     (S)11.4. Governmental Regulation. The Lenders shall have received such
              -----------------------
statements in substance and form reasonably satisfactory to the Lenders as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     (S)11.5. Proceedings and Documents. All proceedings in connection with the
              -------------------------
transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Agent and the Lenders, and the Lenders and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Lenders and the Agent may reasonably request.

     (S)12. EVENTS OF DEFAULT; ACCELERATION. If any of the following events
            -------------------------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

     (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment:

     (b) if the Borrowers shall fail to pay any interest, Commitment Fees, Letter of Credit Fees, or any other fees within five (5) Business Days after the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

     (c) if the Borrowers shall fail to comply with its covenants contained in
     (S)(S)7, 8, or 9 hereof;

     (d) if the Borrowers shall fail to perform any term, covenant or agreement herein contained or contained in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within thirty
     (30) Business Days after written notice of such failure has been given to Borrowers by the Agent;

     (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

     (f) if any Borrower shall (i) fail to pay at maturity, or within any applicable period of grace, any obLigation for borrowed money or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound evidencing or securing borrowed money in an amount in excess of $250,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

     (g) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or of any substantial part of the assets of such Borrower or commences any case or other proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against such Borrower and such Borrower indicates its approval thereof, consent thereto or acquiescence therein;

     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Borrower in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive;

     (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments, undischarged, against the Borrower and any Subsidiary exceeds in the aggregate $100,000 after taking into account any insurance coverage;

     (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower to the PBGC or the Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan; or

     (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, or suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower, or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

then, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents, and all Reimbursement Obligations to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, that in the event of any Event of Default specified in (S)(S)12(g) or 12(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent. Upon demand by the Agent after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding to be held by the Agent as collateral security for the Obligations. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Agent shall have accelerated the maturity of the Loans pursuant to the foregoing, the Lenders, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the Obligations to the Lenders and the Agent hereunder are evidenced, including as permitted by applicable law the obtaining of the ex
                                                                         --
parte appointment of a receiver, and, if such amount shall have become due, by
-----
declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lenders. No remedy herein conferred upon the Agent, the Lenders or the holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     (S)13. COLLATERAL SECURITY. The Obligations shall be secured by a perfected
            -------------------
security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth in the Security Documents) in all of the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

     (S)14. SETOFF. Regardless of the adequacy of any collateral, during the
            ------
continuance of an Event of Default, any deposits or other sums credited by or due from the Lenders to the Borrowers and any securities or other property of the Borrowers in the possession of the Lenders may be applied to or set off against the payment of the Obligations hereunder and under any Note and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Lenders and the Agent. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (ii) if such Lender shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto
                                                                    ---------
assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that
                                                                 --------
if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)15. EXPENSES. Whether or not the transactions contemplated herein shall
            --------
be consummated, the Borrowers hereby promise to reimburse the Agent and the Lenders for all reasonable out-of-pocket attorneys' fees and disbursements incurred or expended in connection with the preparation, syndication or interpretation of this Agreement, the Notes, the Letters of Credit or any other Loan Document or any amendment hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder, including without limitation the so-called "work-out" thereof after the occurrence of a Default or Event of Default. The Borrowers will pay any taxes (including any interest and penalties in respect thereof), other than the federal and state income taxes of the Agent and the Lenders, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Agent and the Lenders with respect thereto). The Borrowers further promise to reimburse the Agent and the Lenders for all such fees and disbursements incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder.

     (S)16. THE AGENT.
            ---------

     (S)16.1. Authorization. The Agent is authorized to take such action on
              -------------
behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed
         --------
herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lenders.

     (S)16.2. Employees and Agents. The Agent may exercise its powers and
              --------------------
execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

     (S)16.3. No Liability. Neither the Agent nor any of its shareholders,
              ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     (S)16.4. No Representations. The Agent shall not be responsible for the
              ------------------
execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     (S)16.5. Payments.
              --------

     (a) A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account
              --- ----
     of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

     (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any
                                --------
     Letter of Credit Participation or (ii) to comply with the provisions of
     (S)14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments
                                              --------
     due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata
                                                                    --------
     shares of all outstanding Loans and unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata
                                                                    --- ----
     shares of all outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all
                                                    --------
     outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     (S)16.6. Holders of Notes. The Agent may deem and treat the payee of any
              ----------------
Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     (S)16.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold
              ---------
harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by (S)15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     (S)16.8. Agent as Lender. In its individual capacity, FNBB shall have the
              ---------------
same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     (S)16.9. Resignation. The Agent may resign at any time by giving sixty
              -----------
(60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     (S)17. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless
            ---------------
the Agent and the Lenders, as well as their shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby. In any investigation, proceeding or litigation, or the preparation therefor, the Agent and the Lenders shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense. The covenants of this (S)17 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or any other Loan Document.

     (S)18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements,
            --------------------------
representations and warranties made herein, in the other Loan Documents or~in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Agent and the Lenders, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or any Note remains outstanding and unpaid or the Lenders have any obligation to make any Loans or the Agent has any obligation to issue, extend, or renew Letters of Credit hereunder. All statements contained in any certificate or other paper delivered to the Agent or the Lenders at any time by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

     (S)19. ASSIGNMENT AND PARTICIPATION.
            ----------------------------

     (S)19.1. Conditions to Assignment by Lenders. Except as provided herein,
              -----------------------------------
each Lender may assign to one or more Eligible Assignee all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i)the
                                                         --------
Agent shall have given its prior written consent to such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000 and
(iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and
                                         ---------
Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and be released from its obligations under this Agreement.

     (S)19.2. Certain Representations and Warranties; Limitations; Covenants. By
              --------------------------------------------------------------
executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

     (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

     (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

     (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in (S)7.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

     (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

     (e) such assignee represents and warrants that it is an Eligible Assignee;

     (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

     (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender;

     (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

     (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     (S)19.3. Register. The Agent shall maintain a copy of each Assignment
              --------
and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and &om time to time upon reasonable prior notice.

     (S)19.4. New Notes. Upon its receipt of an Assignment and Acceptance
              ---------
executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lenders). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this (S)19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrowers.

     (S)19.5. Participations. Each Lender may sell participations to one or
              --------------
more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that
                                                               --------
(i) each such participation shall be in an amount of not less than $5,000,000,
(ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     (S)19.6. Disclosure. The Borrowers agree that in addition to disclosures
              ----------
made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii)
not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     (S)19.7. Assignee or Participant Affiliated with the Borrowers. If any
              -----------------------------------------------------
assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)16.1 or (S)16.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)16.1 or
(S)16.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

     19.8. Miscellaneous Assignment Provisions. Any assigning Lender shall
           -----------------------------------
retain its rights to be indemnified pursuant to (S)17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)19 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C.
(S)341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     19.9. Assignment by Borrowers. The Borrowers shall not assign or transfer
           -----------------------
any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

     (S)20. PARTIES IN INTEREST. All the terms of this Agreement and the other
            -------------------
Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Borrowers shall not assign or transfer their rights
         --------
hereunder without the prior written consent of the Agent and the Lenders.

     (S)21. NOTICES, ETC. Except as otherwise expressly provided in this
            ------------
Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

          (a) if to the Borrowers, at: 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260 (telephone: (619) 340-0098; telecopy (619) 341-9368);

          (b) if to the Agent, at: 100 Federal Street, Boston, Massachusetts 02110, Attention: Ann E. Howard, Managing Director (telephone:
     (617) 434-8755; telecopy: 617/434-2160);

          (c) if to the Paris Affiliate, at 104, Avenue de Champs Elysees, Paris, France 75008, Attention: Jean-Louis Viala
     (telephone: 33-(1)-40-7675-00; telecopy: 33-(1)-4076-75-94);

          (d) if to First Interstate, at: 5000 Birch Street, Suite 10,000, Newport Beach, California 92660, Attention: Elliot Ichinose (telephone:
     (714) 253-4319; telecopy: (714) 253-4288;

          (e) if to any Lender at such Lender's address set forth in Schedule 2
                                                                     -------- -
     hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice;

     or at such other address for notice as shall last have been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five (5) Business Days after the posting thereof, and (c) if sent by telex, telecopy, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

     (S)22. MISCELLANEOUS. The rights and remedies herein expressed are
            -------------
cumulative and not exclusive of any other rights which the Agent or the Lenders would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)23. ENTIRE AGREEMENT, ETC. This Agreement, together with the other Loan
            ---------------------
Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in (S)27.

     (S)24. WAIVER OF JURY TRIAL. Each of the Borrowers hereby waives its right
            --------------------
to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of the Agent or the Lenders has represented, expressly or otherwise, that the Agent and the Lenders would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Lenders have been induced to enter into this Agreement and the other Loan Documents to which they are parties because of, among other things, the Borrowers' waivers and certifications contained herein.

     (S)25. SEVERABILITY. The provisions of this Agreement are severable and if
            ------------
any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     (S)26. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS
            -------------
ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE DEEMED TO BE DOCUMENTS UNDER SEAL AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE

THE RIGHTS OF THE BANK UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     (S)27. CONSENTS, AMENDMENTS, WAIVERS, ETC.
            ----------------------------------

     Any consent or approval required or permitted by this Agreement to be given by all of the Lenders may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Lenders. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the amount of the Commitments of the Lenders, and the amount of Commitment Fees or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrowers and the written consent of each Lenders affected thereby; the definition of Majority Lenders may not be amended without the written consent of all of the Lenders; and the amount of any Letter of Credit Fees payable for the Agent's account and (S)16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

   IN WITNESS WHEREOF, the Borrowers have duly executed this Agreement under seal as of the date first set forth above.

                         LIST OF SIGNATORY BORROWERS:
                         ---------------------------

UNITED STATES FILTER CORPORATION       CONTINENTAL PENFIELD CORPORATION

CONTINENTAL WATER CONDITIONING         EDR ACQUISITION CORPORATION
  OF THE BAY AREA

CWC ACQUISITION CORP.                  CROUZAT GROUP

IP HOLDING COMPANY                     ILLINOIS WATER TREATMENT, INC.

U.S. FILTER/IONPURE, INC.              U.S. FILTER LATIN AMERICA, INC.

U.S. FILTER/MARLBORO, INC.             U.S. FILTER/PERMUTIT, INC.

U.S. FILTER RECOVERY SERVICES, INC.    U.S. FILTER, INC. WARRENDALE, PA

U.S. FILTER/WHITTIER, INC.             PERMTEK LIMITED

IONPURE FOREIGN SALES CORP.            IONPURE TECHNOLOGIES SARL

IONPURE TECHNOLOGIES S.r.l.            IONPURE TECHNOLOGIES
                                       WASSERAUFBERSITUNGSSYSTEME GmbH

IONPURE TECHNOLOGIES LTD.              IONPURE TECHNOLOGIES (IRELAND)
                                         LIMITED

IONPURE TECHNOLOGIES A.B.              IONPURE TECHNOLOGIES B.V.

IONPURE TECHNOLOGIES S.A.              SADON DIFUSION SARL

SATION, S.L.                           SERAL, GmbH

SMOGLESS, S.p.A.                       SOCIETE DES CERAMIQUES TECHNIQUES

                                 THE LENDERS:
                                 -----------

THE FIRST NATIONAL BANK OF
BOSTON, as Agent and individually

FIRST INTERSTATE BANK OF CALIFORNIA